Exhibit 23.3

江苏泰坤律师事务所	Jiangsu Taikun Law Firm

地址:江苏省南京市安德门大街 62 号	Add: 4/F,Building C, ShiMaoChengPin
International Plaza,

世茂城品国际广场 C 栋 402 室	62 AnDeMen Street, Nanjing 210002,P. R. China.

电话:+86 2558305212	Te1:+86 2558305212

邮箱:18100613135@qq.com	E-mail:18100613135@qq.com

Dear Mesdames/Sirs,

We consent to the references to our firm under the mentions of “PRC Counsel” in connection with the registration statement of Oriental Culture Holding LTD (the “Company”) on Form F-3, including all amendments or supplements thereto (the” Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “SEC”) on May 29, 2026 under the U.S. Securities Act of 1933 (as amended). We also consent to the filing with the SEC of this consent letter as an exhibit to the Registration Statement.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the U.S. Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Sincerely yours,

/s/ Wanglei
Wanglei
Attorney at law

Jiangsu Taikun Law Firm (Seal)